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                                  EXHIBIT 22.1



               FORM 10-K FOR FISCAL YEAR ENDED SEPTEMBER 30, 2002

                          SUBSIDIARIES OF EZCORP, INC.

1.       EZPAWN Colorado, Inc.
2.       EZPAWN Arkansas, Inc.
3.       EZPAWN Oklahoma, Inc.
4.       EZPAWN Tennessee, Inc. (2)
5.       EZPAWN Alabama, Inc.
6.       EZMoney Management, Inc. (3) (5)
8.       EZPAWN Missouri, Inc.
8.       EZPAWN Florida, Inc.
9.       EZPAWN Georgia, Inc.
10.      EZPAWN Indiana, Inc.
11.      EZPAWN North Carolina, Inc.
12.      EZMoney Holdings, Inc. (4) (5)
13.      EZPAWN Construction, Inc.
14.      EZPAWN Kentucky, Inc.
15.      EZPAWN Nevada, Inc.
16.      EZPAWN Louisiana, Inc.
17.      EZPAWN Holdings, Inc. (2)
18.      Texas EZPAWN Management, Inc. (2)
19.      EZ MONEY North Carolina, Inc.
20.      EZCORP International, Inc.


(1)  EZ Car Sales, Inc. is a subsidiary of EZPAWN Tennessee, Inc.
(2) EZPAWN Texas, Inc. transferred all its assets to Texas EZPAWN, L.P., a Texas limited partnership, of which EZPAWN Holdings, Inc., formerly EZPAWN Texas, Inc. is the limited partner, and Texas EZPAWN Management, Inc. is the sole general partner and holds a certificate of authority to conduct business in Texas.
(3)  EZMONEY Management, Inc. formerly known as EZPAWN Kansas, Inc.
(4)  EZMONEY Holdings, Inc. formerly known as EZPAWN South Carolina, Inc.
(5) EZMONEY Management, Inc. is the general partner of Texas PRA Management, L.P. and EZMONEY Holdings, Inc. is the limited partner of Texas PRA Management, L.P.

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